   As filed with the Securities and Exchange Commission on February 10, 2004.

                                                     Registration No. 333-_____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  -------------

                                 PXRE GROUP LTD.
             (Exact name of Registrant as specified in its charter)


                    Bermuda                               Not Applicable
                    -------                               --------------
         (State or other jurisdiction of                  (IRS Employer
          incorporation or organization)                Identification No.)

                                  -------------

                                  Swan Building
                               26 Victoria Street
                                Hamilton, Bermuda
          (Address, including zip code, of Principal Executive Offices)

                                 --------------

                   PXRE GROUP LTD. 2002 OFFICER INCENTIVE PLAN
                   PXRE GROUP LTD. 1992 OFFICER INCENTIVE PLAN
                   PXRE GROUP LTD. DIRECTOR STOCK OPTION PLAN
                  PXRE GROUP LTD. EMPLOYEE STOCK PURCHASE PLAN
             PXRE GROUP LTD. RESTATED EMPLOYEE ANNUAL INCENTIVE PLAN
                            (Full Title of the Plan)

                                  -------------

                                  John M. Modin
                            Senior Vice President and
                             Chief Financial Officer
                                 PXRE Group Ltd.
                                  Swan Building
                               26 Victoria Street
                                Hamilton, Bermuda
                                 (441) 296-5858
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                  -------------

                                   Copies to:

                              Gary Rothstein, Esq.
                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178
                                 (212) 309-6000

                         CALCULATION OF REGISTRATION FEE
================================================================================


                                                                                                   Proposed
                                                                                 Proposed           maximum
                                                                                 maximum           aggregate
             Title of securities to                     Amount to be             offering          offering          Amount of
                  be registered                        registered(1)         price per share         price       registration fee(2)
------------------------------------------------------------------------------------------------------------------------------------
Company's Common Shares, $1.00 par value                   2,738(3)              $ 20.70          $    56,677    $     7.18
                                                         434,500(3)              $ 17.45          $ 7,582,025    $   960.64
                                                         429,750(3)              $ 15.95          $ 6,854,513    $   868.47
                                                         274,000(3)              $ 19.80          $ 5,425,200    $   687.37
                                                         384,300(3)              $ 12.50          $ 4,803,750    $   608.64
                                                          58,673(3)              $ 32.94          $ 1,932,689    $   244.87
                                                          62,996(3)              $ 26.69          $ 1,681,363    $   213.03
                                                          60,256(3)              $ 24.75          $ 1,491,336    $   188.95
                                                          52,971(3)              $ 24.88          $ 1,317,918    $   166.98
                                                          47,517(3)              $ 23.88          $ 1,134,706    $   143.77
                                                          25,000(4)              $ 20.23          $   505,750    $    64.08
                                                          20,000(4)              $ 24.17          $   483,400    $    61.25
                                                          50,000(4)              $ 19.88          $   994,000    $   125.94
                                                         294,576(4)              $ 23.78          $ 7,005,017    $   887.54
                                                       2,554,465(5)              $ 27.71(6)       $70,784,225    $ 8,968.36
                                                         115,374(7)              $ 27.71(6)       $ 3,197,014    $   405.06
                                                         672,825(8)                N/A  (9)              N/A           N/A

TOTAL                                                  5,539,941                                                 $14,602.13
====================================================================================================================================


(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional Common Shares which may become issuable as a result of share splits, share dividends, or similar transactions in accordance with anti-dilution provisions of the 2002 Officer Incentive Plan, the 1992 Officer Incentive Plan, the Director Stock Option Plan and the Employee Stock Purchase Plan.

(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), as follows: Proposed maximum aggregate offering price multiplied by .00012670.

(3) Represents Common Shares underlying outstanding options granted pursuant to the 1992 Officer Incentive Plan as of the date of this Registration Statement.

(4) Represents Common Shares underlying outstanding options granted pursuant to the 2002 Officer Incentive Plan as of the date of this Registration Statement.

(5) Represents 2,104,465 Common Shares available for additional grants under the 2002 Officer Incentive Plan, 250,000 Common Shares available for additional grants under the Director Stock Option Plan and 200,000 Common Shares available for additional grants under the Employee Stock Purchase Plan.

(6) Calculated pursuant to Rules 457(c) and (h), based upon the average of the high and low prices for the Common Shares as reported on the New York Stock Exchange on February 5, 2004.

(7) Represents 63,818 Common Shares granted as restricted shares under the 2002 Officer Plan and 51,556 Common Shares granted under the PXRE Group Ltd. Restated Employee Annual Incentive Plan to affiliates of the Company which are being registered pursuant to the attached Resale Prospectus.

(8) Represents Common Shares underlying options outstanding and restricted shares granted under the 2002 Officer Incentive Plan, Common Shares underlying options outstanding under the 1992 Officer Incentive Plan and Common Shares granted under the Employee Stock Purchase Plan held by affiliates of the Company the sale of which is being registered pursuant to the attached Resale Prospectus.

(9) Pursuant to Rule 457(h)(3), no fee is payable with respect to the resale of such Common Shares.

                                 PXRE GROUP LTD.

                                 788,199 Shares

                                  Common Shares
                           ($1.00 par value per share)

         This Prospectus relates to an aggregate of up to 788,199 shares (the "Shares") of common shares, $1.00 par value per share (the "Common Shares"), of PXRE Group Ltd., a Bermuda corporation (the "Company"), which may be offered for sale from time to time by the selling shareholders named herein or to be named in the future by means of supplements to this Prospectus. The Shares offered hereby have been or will have been acquired under the Company's 2002 Officer Incentive Plan (the "2002 Plan"), 1992 Officer Incentive Plan (the "1992 Plan"), Employee Stock Purchase Plan (the "ESPP") and Restated Employee Annual Incentive Plan (the "Bonus Plan").

         The selling shareholders and certain broker-dealers that participate in the offer and sale of the Shares on behalf of selling shareholders may be deemed to be "underwriters" for purposes of the Securities Act of 1933, as amended (the "Securities Act"), in which case commissions and profits received by such broker-dealers may be deemed to be underwriting commissions and discounts under the Securities Act. See "PLAN OF DISTRIBUTION." The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers, or agents. The Company will not receive any proceeds from the sale of the Shares by the selling shareholders.

         There is no assurance that any of the selling shareholders will sell any of the Shares or that all of the Shares will be sold. The Company's Common Shares trade on the New York Stock Exchange under the symbol PXT. On February 9, 2004, the closing price of the Company's Common Shares was $28.45 per share on the New York Stock Exchange.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            --------------------------------------------------------

                The date of this Prospectus is February 10, 2004

            --------------------------------------------------------

         No person has been authorized in connection with the offering made hereby to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby, nor shall there be any sale of the Shares, to any person in any jurisdiction in which it is unlawful to make such offer, solicitation, or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date of this Prospectus.

                                TABLE OF CONTENTS

Available Information ........................................................2
Documents Incorporated by Reference ..........................................2
General Information ..........................................................3
Selling Shareholders .........................................................4
Use of Proceeds ..............................................................4
Plan of Distribution .........................................................4
Experts ......................................................................5

                              AVAILABLE INFORMATION

         The Company files periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such documents concerning the Company are available online through the SEC's Electronic Data Gathering, Analysis, and Retrieval System (EDGAR), located on the SEC's web site at http://www.sec.gov, and can also be inspected and copied, at prescribed rates, during normal business hours at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

         The Company has filed with the SEC a registration statement on Form S-8 (of which this Prospectus is a part) under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows the Company to incorporate by reference into this Prospectus some of the information that we have filed with the SEC pursuant to the Exchange Act. The following documents are incorporated by reference and are deemed to be a part of this Prospectus:

o Our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 21, 2003;

o Our Quarterly Report on Form 10-Q for the period ended March 31, 2003, filed with the SEC on May 8, 2003;

o Our Quarterly Report on Form 10-Q for the period ended June 30, 2003, filed with the SEC on August 8, 2003;

o Our Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the SEC on November 14, 2003;

o Our Current Reports on Form 8-K filed with the SEC on April 29, 2003, June 4, 2003 and December 12, 2003; and

o The description of our Common Shares, contained in our Registration Statement on Form 8-A filed with the SEC on August 23, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that it is modified or superseded by a statement contained in a subsequently filed document which also is incorporated by reference into this Prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide free of charge to each person to whom a copy of this Prospectus has been delivered, upon the oral or written request of such person, a copy of the documents that have been or may be incorporated by reference into this Prospectus (other than exhibits to such documents, unless the exhibit is specifically incorporated by reference to such documents). Requests should be directed to:

                                  John M. Modin
                Senior Vice President and Chief Financial Officer
                                 PXRE Group Ltd.
                                  Swan Building
                               26 Victoria Street
                                Hamilton, Bermuda
                                 (441) 296-5858


                               GENERAL INFORMATION

         The Company provides reinsurance products and services to a worldwide marketplace through subsidiary operations in the United States, Europe, Bermuda and Barbados. The primary focus is providing property catastrophe reinsurance and retrocessional coverage to a worldwide group of clients. The Company's executive offices are located at Swan Building, 26 Victoria Street, Hamilton HM 12, Bermuda and its telephone number is (441) 296-5858.

                              SELLING SHAREHOLDERS

         This Prospectus relates to Common Shares that the selling shareholders have acquired or will acquire under the 2002 Plan, the 1992 Plan, the ESPP and/or the Bonus Plan. Each of the selling shareholders is a director or executive officer of the Company. The Shares to which this Prospectus relates may be "control securities" within the meaning of General Instruction C to Form S-8. Neither the statements in this Prospectus or in the related Registration Statement, nor the delivery of this Prospectus in connection with the disposition of Shares by any of the selling shareholders, will be an admission by the Company or any of the selling shareholders that the selling shareholder is in a control relationship with the Company.

         The table attached as Annex A sets forth, with respect to the selling shareholders and based on the information available to us as of the date thereof, the name and position of each selling shareholder, the number of Common Shares owned, the number of Shares available for resale under this Prospectus, and the number and percent of our outstanding Common Shares that will be owned after giving effect to this offering. We do not know whether any of the selling shareholders will sell any or all of the Shares offered by this Prospectus. The inclusion of Shares in the table in Annex A does not constitute a commitment to sell any Shares by any of the selling shareholders named therein.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of any of the Shares by the selling shareholders.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the selling shareholders or by their respective pledgees, donees, transferees, or other successors in interest. Such sales may be made on the New York Stock Exchange, otherwise on the over-the-counter market, on one or more securities exchanges, or otherwise at prices and at terms then prevailing, at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation:

o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o A block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o Purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus;

o        An exchange distribution in accordance with the rules of such exchange;
         and

o Face-to-face transactions between sellers and purchasers with or without a broker-dealer.

         In effecting sales of the Shares, broker-dealers engaged by the selling shareholders may arrange for the participation of other broker-dealers. Broker-dealers may receive compensation in the form of underwriting discounts, concessions, or commissions from the selling shareholders in amounts to be negotiated immediately prior to the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

         Once the Company has been notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, exchange or secondary distribution, or a purchase by a broker-dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing: the participating broker-dealer(s); the number of Shares involved; the price at which such Shares were sold; the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus (as supplemented); and other facts material to the transaction.

         In addition to any sales of Shares under this Prospectus, the selling shareholders may, at the same time, sell any Common Shares owned by them, including Shares covered by this Prospectus, pursuant to Rule 144 under the Securities Act.

         There is no assurance that the selling shareholders will sell any or all of the Shares offered hereby.

         The Company will pay all expenses incident to the offering and sale of the Shares pursuant to this Prospectus other than commissions and discounts of underwriters, dealers, or agents.

                                     EXPERTS

         The consolidated financial statements and financial statement schedules of PXRE Group Ltd. as of December 31, 2002 and 2001, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The audit reports covering the December 31, 2001 consolidated financial statements refer to the adoption of the provisions of FAS 133 "Accounting for Derivative Instruments and Hedging Activities," during 2001.

ANNEX A

                              SELLING SHAREHOLDERS

         The following table sets forth, as of February 9, 2004, the name of each selling shareholder, the nature of any position, office, or other material relationship which the selling shareholder has had within the past three years with the Company and its affiliates, the number of Common Shares owned by the selling shareholder prior to the offering described in the Prospectus, the number of Shares that may be offered and sold for the selling shareholder's account pursuant to this Prospectus, and the amount and percentage of Common Shares to be owned by the selling shareholder after completion of the offering:



--------------------------- --------------------- -------------------- ------------------------------------------------
    Name and Position       Common Shares Owned    Shares to be Sold   Common Shares to be Owned After This Offering
                                Before This        in This Offering     Assuming All Shares being offered under this
                                Offering(1)                                         Prospectus were sold
--------------------------- --------------------- -------------------- --------------------- --------------------------
                                                                         Number of Shares    Percent of Outstanding(4)
--------------------------- --------------------- -------------------- --------------------- --------------------------
Gerald L. Radke,                  462,658              455,658(2)                   7,000               *
Chairman
-----------------------------------------------------------------------------------------------------------------------
Jeffrey L. Radke,                 206,685                8,299(3)                 198,386              1.46%
President and Chief
Executive Officer
-----------------------------------------------------------------------------------------------------------------------
Bruce J. Byrnes,                   67,365                7,022(3)                  60,343                *
General Counsel and
Secretary PXRE Corporation
-----------------------------------------------------------------------------------------------------------------------
John M. Modin,                     14,089                4,352(3)                   9,737                *
Senior Vice President and
Chief Financial Officer
-----------------------------------------------------------------------------------------------------------------------
Michael J. Bleisnick,             190,906                7,447(3)                 183,459              1.35%
Executive Vice President
- London Market Operations
-----------------------------------------------------------------------------------------------------------------------
Gordon Forsyth, III,              298,974              297,974(2)                   1,000                *
Executive Vice President
and Chief Underwriter
-----------------------------------------------------------------------------------------------------------------------
Guy D. Hengesbaugh,                23,658                7,447(3)                  16,211                *
President PXRE Group
Reinsurance Limited,
Executive Vice President
-----------------------------------------------------------------------------------------------------------------------


*  Represents less than 1%.

(1) This number includes shares of Common Shares owned directly by the selling shareholder, and Common Shares underlying outstanding options that are exercisable within 60 days of this Registration Statement.

(2) Represents all Common Shares granted as restricted shares and options under the 2002 Plan and the 1992 Plan, Common Shares granted under the ESPP and Common Shares granted under the Bonus Plan.

(3) Represents Common Shares granted as restricted shares under the 2002 Plan.

(4) Percentage based on 13,632,170 shares of Common Shares outstanding as of February 2, 2004.

         The selling shareholder named above may be deemed to be an "affiliate" of the Company, as that term is defined under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

         Omitted pursuant to Rule 428 and Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

         Omitted pursuant to Rule 428 and Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference and are deemed to be a part of this Registration Statement:

         o Our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 21, 2003;

         o Our Quarterly Report on Form 10-Q for the period ended March 31, 2003, filed with the SEC on May 8, 2003;

         o Our Quarterly Report on Form 10-Q for the period ended June 30, 2003, filed with the SEC on August 8, 2003;

         o Our Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the SEC on November 14, 2003;

         o Our Current Reports on Form 8-K filed with the SEC on April 29, 2003, June 4, 2003 and December 12, 2003; and

         o The description of our Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on August 23, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that it is modified or superseded by a statement contained in a subsequently filed document which also is incorporated by reference into this Prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4. Description of Securities.

          Not Applicable

Item 5. Interests of Named Experts and Counsel.

          Not Applicable

Item 6. Indemnification of Directors and Officers.

          Under Bermuda law and our bye-laws, we may indemnify our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or sustained by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter in which any of such persons is found, in a final judgement or decree not subject to appeal, to have committed fraud or dishonesty.

          We maintain officer and director liability insurance insuring such persons against liabilities incurred in the discharge of their duties and also insuring us against its indemnification obligations.

Item 7. Exemption from Registration Claimed.

          Not Applicable

Item 8. Exhibits.


         Exhibit           Description
         -------           -----------
          4.1              Memorandum of Association of the Registrant (Exhibit 3.1 to the Registrant's
                           Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-85451)
                           is incorporated herein by reference).



          4.2              Bye-Laws of the Registrant (Exhibit 3.2 to the Registrant's Registration Statement on
                           Form S-4 dated August 18, 1999 (Registration No. 333-85451) is incorporated herein by reference).

          4.3              Form of Specimen Common Share certificate, par value $1.00 per share, of the Registrant
                           (Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999
                           (Registration No. 333-85451) is incorporated herein by reference).

          5.1              Opinion of Conyers Dill & Pearman.

          23.1             Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

          23.2             Consent of KPMG LLP.

          23.3             Consent of PriceWaterhouseCoopers.

          24               Powers of Attorney (included on signature page of this Registration Statement).


Item 9. Undertakings.

              (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 10th day of February, 2004.


                                   PXRE Group Ltd.

                                   By: /s/ Jeffrey L. Radke
                                       -----------------------------------------
                                   Jeffrey L. Radke
                                   President and Chief Executive Officer

         Know all persons by these presents, each person whose signature appears below constitutes and appoints Jeffrey Radke, John Modin and Guy Hengesbaugh and each of them, either of whom may act without the joinder of the other as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and any registration statements filed pursuant to General Instruction E to Form S-8 of this Registration Statement and any and all amendments thereto (including post-effective amendments) and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.




/s/ Gerald L. Radke                 Chairman of the Board                 February 10, 2004
----------------------
Gerald L. Radke


/s/ Jeffrey L. Radke                President and Chief Executive         February 10, 2004
----------------------              Officer (Principal Executive
Jeffrey L. Radke                    Officer)





/s/ John M. Modin                   Senior Vice-President and Chief       February 10, 2004
---------------------               Financial Officer (Principal
John M. Modin                       Financial Officer and Principal
                                    Accounting Officer)

/s/ Robert W. Fiondella             Director                              February 10, 2004
-------------------------
Robert W. Fiondella


/s/ F. Sedgwick Browne              Director                              February 10, 2004
-------------------------
F. Sedgwick Browne


/s/ Franklin D. Haftl               Director                              February 10, 2004
-------------------------
Franklin D. Haftl


/s/ Wendy Luscombe                  Director                              February 10, 2004
-------------------------
Wendy Luscombe


/s/ Philip R. McLoughlin            Director                              February 10, 2004
-------------------------
Philip R. McLoughlin


/s/ Bradley E. Cooper               Director                              February 10, 2004
-------------------------
Bradley E. Cooper


/s/ Susan S. Fleming                Director                              February 10, 2004
-------------------------
Susan S. Fleming


/s/ Craig A. Huff                   Director                              February 10, 2004
-------------------------
Craig A. Huff


/s/ Robert Stavis                   Director                              February 10, 2004
-------------------------
Robert Stavis



         Exhibit           Description
         -------           -----------
          4.1              Memorandum of Association of the Registrant (Exhibit 3.1 to the Registrant's
                           Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-85451)
                           is incorporated herein by reference).

          4.2              Bye-Laws of the Registrant (Exhibit 3.2 to the Registrant's Registration Statement on
                           Form S-4 dated August 18, 1999 (Registration No. 333-85451) is incorporated herein by reference).

          4.3              Form of Specimen Common Share certificate, par value $1.00 per share, of the Registrant
                           (Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999
                           (Registration No. 333-85451) is incorporated herein by reference).

          5.1              Opinion of Conyers Dill & Pearman.

          23.1             Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

          23.2             Consent of KPMG LLP.

          23.3             Consent of PriceWaterhouseCoopers.

          24               Powers of Attorney (included on the signature page of this Registration Statement).

